Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122615, 333-51328, 333-79983, 333-67645, 333-47205, 333-32139 and 333-26001) of CCC Information Services Group, Inc. of our report dated June 29, 2005 relating to the financial statements of the CCC Information Services Inc. 401(k) Retirement Savings & Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Chicago, IL
June 29, 2005